EXHIBIT 11.1

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
THREE MONTHS ENDED SEPTEMBER 30, 2001

Weighted Average Shares Outstanding:

TOTAL	# DAYS
SHARES	OUTSTANDING
9,278,711	x	38	=	352,591,018
9,280,821	x	37	=	343,390,377
10,170,739	x	17	=	172,902,563
		92	=	868,883,958

				868,883,958	/ 92	=	9,444,391

Loss Per Share:

Net Loss plus dividend accrual plus accretion of offering costs	$(2,933,653)	=	$(0.31)
Weighted Avg. Shares	9,444,391

BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
THREE MONTHS ENDED SEPTEMBER 30, 2000

Weighted Average Shares Outstanding:

TOTAL	# DAYS
SHARES	OUTSTANDING
7,034,921	x	6	=	42,209,526
7,042,398	x	17	=	119,720,766
7,054,860	x	46	=	324,523,560
9,054,860	x	23	=	208,261,780
		92	=	694,715,632

				694,715,632	/ 92	=	7,551,257

Loss Per Share:

Net Loss plus dividend accrual plus accretion of offering costs	$(2,126,768)	=	$(0.28)
Weighted Avg. Shares	7,551,257

BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
NINE MONTHS ENDED SEPTEMBER 30, 2001

Weighted Average Shares Outstanding:

TOTAL	# DAYS
SHARES	OUTSTANDING
9,067,700	x	5	=	45,338,500
9,077,338	x	2	=	18,154,676
9,078,463	x	10	=	90,784,630
9,078,888	x	22	=	199,735,536
9,079,313	x	53	=	481,203,589
9,267,993	x	45	=	417,059,685
9,278,711	x	82	=	760,854,302
9,280,821	x	37	=	343,390,377
10,170,739	x	17	=	172,902,563
		273	=	2,529,423,858

				2,529,423,858	/ 273	=	9,265,289

Loss Per Share:

Net Loss plus dividend accrual plus accretion of offering costs	$(7,149,066)	=	$(0.77)
Weighted Avg. Shares	9,265,289

BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
NINE MONTHS ENDED SEPTEMBER 30, 2000

Weighted Average Shares Outstanding:

TOTAL	# DAYS
SHARES	OUTSTANDING
6,572,135	x	3	=	19,716,405
6,574,135	x	7	=	46,018,945
6,576,135	x	15	=	98,642,025
6,578,135	x	14	=	92,093,890
6,591,135	x	1	=	6,591,135
6,596,135	x	6	=	39,576,810
6,624,189	x	8	=	52,993,512
6,629,189	x	1	=	6,629,189
6,691,762	x	6	=	40,150,572
6,706,762	x	1	=	6,706,762
6,723,424	x	3	=	20,170,272
6,734,224	x	14	=	94,279,136
6,734,917	x	4	=	26,939,668
6,772,512	x	6	=	40,635,072
7,016,029	x	7	=	49,112,203
7,018,059	x	4	=	28,072,236
7,020,039	x	17	=	119,340,663
7,020,342	x	5	=	35,101,710
7,021,002	x	20	=	140,420,040
7,034,921	x	46	=	323,606,366
7,042,398	x	17	=	119,720,766
7,054,860	x	46	=	324,523,560
9,054,860	x	23	=	208,261,780
		274	=	1,939,302,717

				1,939,302,717	/ 274	=	7,077,747

Loss Per Share:

Net Loss plus dividend accrual plus accretion of offering costs	$(5,856,545)	=	$(0.83)
Weighted Avg. Shares	7,077,747